Exhibit 99.1

Hillenbrand Completes Rotex Acquisition

BATESVILLE, Indiana, Sept. 1, 2011 — /PR NewsWire/ — Hillenbrand, Inc. (NYSE: HI), has completed its previously announced acquisition of privately held Rotex Global, LLC, for a purchase price of $240 million in cash, subject to certain post-closing adjustments.

Based in Cincinnati, Ohio, Rotex is a leading manufacturer of dry material separation machines and replacement parts and accessories used in a broad range of domestic and international industries.

“We’re delighted to welcome this dynamic management team and workforce to our family of companies,” said Kenneth A. Camp, Hillenbrand’s president and chief executive officer. “The addition of Rotex advances Hillenbrand’s transformation into a diversified industrial equipment company — a process that began with the acquisition of K-Tron International in April of 2010. With Rotex, more than one-third of Hillenbrand’s revenue will come from the Process Equipment Group as we continue to expand our manufacturing portfolio.”

About Hillenbrand, Inc.

Hillenbrand (www.HillenbrandInc.com) is a diversified industrial enterprise with multiple subsidiaries contained within two business platforms. Batesville (www.batesville.com) is a leader in the North American death care industry through the manufacture and sale of funeral services products, including burial caskets, cremation caskets, containers and urns, burial vaults, selection room display fixturing, and other personalization and memorialization products. The Process Equipment Group is a recognized leader in the design, production, marketing and servicing of equipment and systems used in processing applications for a wide range of industrial markets. Its three operating companies are K-Tron, which focuses primarily on feeding and pneumatic conveying equipment; Rotex, a manufacturer of separation equipment, including gyratory and vibratory screeners and sifters; and the Size Reduction Group, which makes size reduction equipment, conveying systems and screening equipment, operating under three brands: Pennsylvania Crusher, Gundlach and Jeffrey Rader. HI-INC-O

Disclosure Regarding Forward-Looking Statements

Throughout this release, we make a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As the words imply, forward-looking statements are statements about the future, as contrasted with historical information. Our forward-looking statements are based on assumptions and current expectations of future events that we believe are reasonable, but by their very nature they are subject to a wide range of risks. If our assumptions prove inaccurate or unknown risks and uncertainties materialize, actual results could vary materially from Hillenbrand’s expectations and projections.

Words that could indicate we’re making forward-looking statements include the following:

intend	believe	plan	expect	may	goal	would
become	pursue	estimate	will	forecast	continue	could
targeted	encourage	promise	improve	progress	potential	should

This isn’t an exhaustive list, but is simply intended to give you an idea of how we try to identify forward-looking statements. The absence of any of these words, however, does not mean that the statement is not forward-looking.

Here’s the key point: Forward-looking statements are not guarantees of future performance, and our actual results could differ materially from those set forth in any forward-looking statements. Any number of factors — many of which are beyond our control — could cause our performance to differ significantly from what is described in the forward-looking statements. These factors include, but are not limited to: the outcome of any legal proceedings that may be instituted against Hillenbrand, Rotex or others following the acquisition; risks that the acquisition disrupts current operations or poses potential difficulties in employee retention or otherwise affects financial or operating results; the ability to recognize the benefits of the acquisition, including potential synergies and cost savings or the failure of the acquired company to achieve its plans and objectives generally; recent global market and economic conditions, including those related to the credit markets; volatility of our investment portfolio; adverse foreign currency fluctuations; ongoing involvement in claims, lawsuits and governmental proceedings related to operations; labor disruptions; the dependence of our business units on relationships with several large national providers; increased costs or unavailability of raw materials; continued fluctuations in mortality rates and increased cremations; competition from nontraditional sources in the funeral services business; our ongoing antitrust litigation; cyclical demand for industrial capital goods; and certain tax-related matters. For a more in-depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in item 1A of Hillenbrand’s Annual Report on Form 10-K for the year ended September 30, 2010, filed with the Securities and Exchange Commission (SEC) November 23, 2010. The company assumes no obligation to update or revise any forward-looking information.

CONTACT

Investor Relations for Hillenbrand, Inc.
Chris Gordon, Director, Investor Relations
Phone: 812-931-5001
E-mail: chris.gordon@hillenbrand.com

Shari Morey, Communications Manager
Phone: 812-931-5035
E-mail: shari.morey@hillenbrand.com

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